SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2004

Artemis International Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29793	13-4023714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4041 MacArthur Blvd. Suite 260, Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

(949) 660-7100
Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.  Other Events and Regulation FD Disclosure.

On January, 23, 2004, Artemis International Solutions Corporation issued a press release announcing the resignation of its president, CEO and director, Michael J. Rusert.  The Company further announced the appointment of Patrick Ternier as the Company’s new president and CEO.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press release issued by Artemis International Solutions Corporation on January 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Artemis International Solutions Corporation

Date:	January 26, 2004	/s/ Robert S. Stefanovich
Robert S. Stefanovich, Chief Financial Officer (principal financial officer and chief accounting officer)